Exhibit 5.1

                   FORM OF OPINION OF JACKSON & CAMPBELL, P.C.

                                                                    , 2002

United States Securities and Exchange Commission
450 5th Street NW
Judiciary Plaza
Washington, D.C. 20549

          RE:      Jacobson Resonance Enterprises, Inc.
                   Registration Statement on Form SB-2

Gentlemen:

     We have been requested by Jacobson Resonance Enterprises, Inc., a Nevada corporation ("the Company"), to furnish you with our opinions as to the matters hereinafter set forth in connection with the proposed registration under the
Securities Act of 1933, as amended ("Act"), and the rules and regulations promulgated thereunder ("Rules"), of 19,546,291 shares ("Shares") of common stock, par value $.001 per share of The Company. In this connection, we have examined the Registration Statement proposed to be filed with the Securities and
Exchange Commission ("Commission"), and originals, or copies authenticated to our satisfaction, of (a) the Certificate of Incorporation and By-Laws of the
Company, in each case, as amended; (b) the Investment agreement, dated December
18, 2001, between The Company and Tecinvest Services, Inc. (the "Agreement"),
(c) records of proceedings of the Board of Directors of the Company; and (d)
such other documents as we have deemed necessary to form a basis for the opinions hereinafter expressed.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered to the purchaser thereof in accordance with the terms and conditions of the Agreement, and subject to any and all restrictions imposed by the
Agreement, will be legally issued, fully paid and non-assessable.

     The opinions herein expressed are as of the date of this letter and are subject to appropriate modification as to the events occurring after such date.
We express no opinion as to any matter not expressly stated herein and express no opinion concerning any law other than the law of the State of Nevada. As to all matters of Nevada law, we have relied upon the opinion of Michael Morrison,
Esq, of even date herewith.

     We hereby consent to the use of this letter as an exhibit to the
Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the
Rules.

                                   .........          Very truly yours,